Exhibit 99.1

InspireMD Announces Completion of Sales Restructuring Program

BOSTON, MA – April 15, 2015 – InspireMD, Inc. (NYSE MKT: NSPR) (“InspireMD” or the “Company”), a leader in stent embolic protection systems (“EPS”), today announced the completion of its sales restructuring program which began on January 4, 2015. The restructuring was implemented to conserve capital and to align the organization to a new commercial strategy built on third party distribution partners. Reflecting some impact from the transition, as well as the trend towards drug eluting stent use in STEMI patients discussed during our fourth quarter 2014 earnings call last month, total revenues for the first quarter 2015 were approximately $500,000, down sequentially from $850,000 in the fourth quarter 2014.

Alan Milinazzo, CEO of InspireMD, commented, “2015 is a transition year for us, as we pivot our strategy to exploit the immediate carotid and emerging neurovascular opportunities while being more selective with our sales resource allocation and shift to a distributor based commercial model.”

Mr. Milinazzo, concluded, “With our sales restructuring program now behind us, our cash projections remain on track and we look forward to improving our sales performance, mindful of less linear growth in the coming quarters, as we intend to lead our commercial efforts with our carotid platform. We began shipping our new CGuard RX product during the quarter and while quantities were limited due to short term supply constraints, we expect improvements beginning in the second quarter.”

InspireMD will report full first quarter 2015 results and host its investor earnings conference call on May 11, 2015.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard™ with MicroNetTM technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM) and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

Forward-looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com